Exhibit 99.1
MabVax Therapeutics Announces the Closing of its $4.1 Million Public Offering

SAN DIEGO (May 22, 2017) –MabVax Therapeutics Holdings, Inc. (Nasdaq: MBVX), a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, announced today the closing of its public offering of common stock and Series G Preferred Stock for a total of $4.1 million. Sold in the offering was a combination of common stock and Series G Preferred Stock at $1.75 per share of common stock and Series G Preferred Stock. The gross proceeds of the public offering were $4.1 million before the underwriter’s discount and expenses. Both OPKO Health, Inc. (NYSE: OPK) and Dr. Phillip Frost, CEO and Chairman of OPKO Health, Inc. participated in the offering. The Series G Preferred Stock will not be separately listed on any securities exchange or other trading market.

Laidlaw & Company (UK) Ltd. acted as the sole underwriter for this offering.

A registration statement relating to these securities was previously filed on Form S-1 (333-216016) with the Securities and Exchange Commission (the “SEC”), and was declared effective by the SEC on May 12, 2017. A final prospectus relating to the offering may be obtained on the SEC’s website located at www.sec.gov, and electronic copies of the final prospectus may also be obtained from Laidlaw & Company (UK) Ltd., Attention: Syndicate Department, 546 Fifth Avenue, New York, NY 10036, by telephone at (212) 953-4900 or by email at syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our lead antibody is directed at an antigen target expressed on more than 90% of pancreatic cancers and a significant amount of other GI and lung cancers, making the antibody potentially broadly applicable to a wide variety of patients suffering from difficult to treat cancers. With our collaborators including Memorial Sloan Kettering Cancer Center, Rockefeller University, Sarah Cannon, Honor Health and Imaging Endpoints, we have treated over 50 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase I clinical studies, and demonstrated early safety, specificity for the target and an early efficacy signal. Results of these trials should be published by mid-year 2017. Additionally, our Phase I clinical study of our radioimmunotherapy product designated as MVT-1075 has been authorized to proceed by the FDA and will soon commence with patient enrollment. For additional information, please visit the Company’s website, www.mabvax.com.

Forward Looking Statements:

This press release on announcing the closing of our public offering contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the Company’s clinical trials and product development pipeline. We have no assurance that all the product development pipeline will be fully developed by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,”“plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2016, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:

Jenene Thomas
Jenene Thomas Communications, LLC
Phone: +1 (908) 938-1475
Email: jtc@jenenethomascommunications.com
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